                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                               September 9, 1996
                      ------------------------------------
                Date of Report (Date of earliest event reported)



                         PacifiCare Health Systems, Inc.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                       0-14181                  33-0064895
- ----------------              ----------------         ------------------
(State or other                 (Commission            (I.R.S. Employer
 jurisdiction of                File Number)             Identification No.)
 incorporation)



    PacifiCare Health Systems, Inc., 5995 Plaza Drive, Cypress, California 90630
- --------------------------------------------------------------------------------
                    (Address of principal executive offices)



                                 (714) 952-1121
                       ----------------------------------
              (Registrant's telephone number, including area code)



                                                                      Page 1 of
                                                         Exhibit Index at Page 5

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ITEM 5. OTHER EVENTS.


     On September 17, 1996, PacifiCare Health Systems, Inc. (the "Registrant") entered into the Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement") with FHP International Corporation ("FHP"), which amends the Agreement and Plan of Reorganization entered into on August 4, 1996 by the Registrant and FHP (the "Original Reorganization Agreement"). The Reorganization Agreement modifies the Original Reorganization Agreement by providing an alternative exchange formula in the event that the stockholders of FHP fail to approve an amendment to the FHP Certificate of Incorporation (the "FHP Certificate") to: (i) exempt the merger of Tree Acquisition Corporation with and into FHP (the "FHP Merger") from a requirement of the existing FHP Certificate that, in the event of a merger or consolidation of FHP, the holders of FHP Preferred Stock are entitled to receive upon conversion thereof the same consideration per share as the consideration per share they would have received in the event they converted their FHP Preferred Stock into FHP Common Stock immediately prior to such merger or consolidation; and (ii) provide that the holders of FHP Preferred Stock are not entitled to Special Conversion Rights (as defined in the existing FHP Certificate) as a result of the FHP Merger. The Reorganization Agreement also clarifies various other provisions of the Original Reorganization Agreement. The Reorganization Agreement is filed herewith as
Exhibit 2.1.

     On September 9, 1996, the Registrant announced that it received notice from the Health Care Financing Administration that its Secure Horizons-Registered Trademark- Medicare risk programs will receive an overall weighted average premium rate increase of approximately 6.1 percent for the calendar year beginning January 1, 1997. The calendar year 1997 average rate increase varies by state and other demographic factors and compares to the approximately 5.6 percent overall increase received for the 1996 calendar year. The Registrant issued a press release announcing the calendar year 1997 average rate increase, which is filed herewith as Exhibit 99.1.

     On September 20, 1996, the Registrant and FHP jointly announced that the U.S. Federal Trade Commission had, in accordance with the regulations promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, requested additional documentation regarding the proposed acquisition transaction involving the Registrant and FHP (the "Second Request"). The Registrant issued a press release announcing the Second Request, which is filed herewith as Exhibit 99.2.


                                       2.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

     2.1 Amended and Restated Agreement and Plan of Reorganization among PacifiCare Health Systems, Inc., N-T Holdings, Inc., Neptune Merger Corp., Tree Acquisition Corp. and FHP International Corporation, dated as of September 17, 1996.(1)

     99.1 Press release dated September 9, 1996.

     99.2 Press release dated September 20, 1996.



- ------------------------
(1) Certain exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits or schedules upon request by the Commission.


                                       3.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PACIFICARE HEALTH SYSTEMS, INC.




September 20, 1996                      By ______________________________
                                        Wayne Lowell,
                                        Executive Vice President,
                                        Chief Administrative Officer and
                                        Chief Financial Officer


                                       4.

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                                INDEX TO EXHIBITS


Exhihit
Numbers   Description
- -------   -----------

2.1  Amended and Restated Agreement and Plan of
     Reorganization, dated as of September 17, 1996, among PacifiCare Health Systems, Inc.,
     N-T Holdings, Inc., Neptune Merger Corp.,
     Tree Acquisition Corp. and FHP International
     Corporation(1)

99.1 Press release dated September 9, 1996

99.2 Press release dated September 20, 1996



- ----------------------
(1) Certain exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits or schedules upon request by the Commission.


                                      5.